EXHIBIT 99.1
                                                                    ------------
FOR IMMEDIATE RELEASE


              FIRST ADVANTAGE CORPORATION ISSUES OPERATING RESULTS
                           FOR THE THIRD QUARTER 2003

ST. PETERSBURG, Fla., Oct. 21, 2003--First Advantage Corporation (NASDAQ: FADV), a global risk management solutions provider, today announced operating results for the third quarter ended Sept. 30, 2003. The company was formed by the June 2003 merger of The First American Corporation (NYSE: FAF) screening information operations with US SEARCH.com Inc. Therefore, First Advantage operating results for the nine months ended Sept. 30, 2003, include results for The First American Corporation Screening Technologies division from Jan. 1, 2003, and the results for US SEARCH.com from June 1, 2003.

Net income for the quarter ended Sept. 30, 2003, was $1.4 million, or 7 cents per diluted share. Net income for the nine months ended Sept. 30, 2003, was $3.8 million, or 19 cents per diluted share. The First American Screening Technologies division's net income was $976,000 for the quarter and $3.2 million for the nine months ended Sept. 30, 2002.

Revenue was $47.6 million and $116.6 million for the quarter and nine months ended Sept. 30, 2003, respectively. The First American Screening Technologies division's revenue was $26.9 million for the quarter and $74.3 million for the nine months ended Sept. 30, 2002.

Earnings before interest, taxes, depreciation and amortization was $4.9 million and $12.6 million for the three and nine months ended Sept. 30, 2003.

John Long, chief executive officer and president of First Advantage Corporation said: "We remain on track with the execution of our acquisition and integration strategy. We expect to complete the consolidation of US SEARCH.com's corporate functions into First Advantage by year-end. The Employment Screening Services division has begun consolidating the operating and technology platforms of PRSI and HireCheck with a projected completion date of late 2004. Likewise, the Occupational Health Services division subsidiaries, SAMI and EHP, are also continuing consolidation efforts. I am most pleased to report that we have substantially completed the consolidation of The Registry and SafeRent in the Resident Screening Services division.

                                     -more-
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First Advantage Corporation Issues Operating Results for the Third Quarter 2003
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"The significant resources required to integrate the varied First Advantage subsidiary operations and technologies will continue to affect our earnings throughout the lengthy consolidation process, which is expected to extend throughout 2004. We fully believe that the long-term benefits of integration will surpass the near-term costs.

"In spite of a jobless economic recovery, First Advantage revenue was up 27 percent this quarter over last as a result of both organic sales and acquisitions - offering some initial evidence of our strategy's potential. We are very pleased with the acquisition opportunities we are encountering and will remain focused on this strategy throughout 2004 as we continue to acquire market share, enter new markets, and add complimentary products."

First Advantage closed $30.7 million of acquisitions this quarter with the purchase of Liberatore Services, Inc.; Total Information Source, Inc.; Continental Compliance Systems; Employee Information Services, Inc.; and Omega Insurance Services. The company estimates these acquisitions will contribute revenue of approximately $40 million in 2004.


                                          Three Months Ended September 30,          Nine Months Ended September 30,
                                               2003              2002                   2003               2002

Service revenues                        $   47,634,000     $   26,914,000         $  116,606,000      $  74,276,000
Cost of service revenues                    17,672,000         12,434,000             46,309,000         33,013,000
                                        ---------------------------------         ---------------------------------
   Gross margin                             29,962,000         14,480,000             70,297,000         41,263,000

Salaries and benefits                       15,051,000          8,119,000             36,889,000         22,268,000
Other operating expenses                     9,989,000          3,827,000             20,804,000         11,055,000
Depreciation and amortization                2,395,000            921,000              5,965,000          2,644,000
                                        ---------------------------------         ---------------------------------
   Income from operations                    2,527,000          1,613,000              6,639,000          5,296,000

Interest (expense) income:
    Interest expense                          (12,000)           (59,000)               (67,000)          (135,000)
    Interest income                             10,000             11,000                 30,000             47,000
                                        ---------------------------------         ---------------------------------
    Total interest expense, net                (2,000)           (48,000)               (37,000)           (88,000)
                                        ---------------------------------         ---------------------------------
Income before provision for income
 taxes                                       2,525,000          1,565,000              6,602,000          5,208,000
Provision for income taxes                   1,096,000            589,000              2,792,000          1,959,000
                                        ---------------------------------         ---------------------------------
    Net income                          $    1,429,000       $    976,000         $    3,810,000     $    3,249,000
                                        ---------------------------------         ---------------------------------
                                        ---------------------------------         ---------------------------------

Per share amounts:
Basic earnings per share                $         0.07                N/A         $         0.19                N/A
Basic weighted-average shares
  outstanding                               20,203,955                N/A             20,069,893                N/A
Diluted earnings per share              $         0.07                N/A         $         0.19                N/A
Diluted weighted-average shares
  outstanding                               20,337,947                N/A             20,185,345                N/A

EBITDA calculation:
Net income                              $    1,429,000       $    976,000         $    3,810,000     $    3,249,000
Provision for income taxes                   1,096,000            589,000              2,792,000          1,959,000
Interest expense                                12,000             59,000                 67,000            135,000
Depreciation and amortization                2,395,000            921,000              5,965,000          2,644,000
                                        ---------------------------------         ---------------------------------
Earnings before interest, taxes,
  depreciation and amortization
  (EBITDA)                              $    4,932,000       $  2,545,000         $   12,634,000     $    7,987,000
                                        ---------------------------------         ---------------------------------
                                        ---------------------------------         ---------------------------------

EBITDA is not a measure of financial performance under generally accepted accounting principles. EBITDA is used by certain investors to analyze and compare companies.

                                     -more-
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First Advantage Corporation Issues Operating Results for the Third Quarter 2003
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About First Advantage Corporation
First Advantage Corporation (NASDAQ: FADV) provides best-in-class single-source solutions for global risk mitigation and enterprise and consumer screening needs, incorporating state-of-the-art technology, proprietary systems and data resources. Created by the merger of The First American Corporation's (NYSE: FAF) Screening Technologies division with US SEARCH.com, First Advantage is a leading national provider, ranking among the top three companies in nearly all of its business lines. The company offers multiple products and services including employment background screening, drug-free workplace programs, physical exams and other occupational health testing, resident screening, motor vehicle records, insurance fraud investigations and consumer location. Headquartered in St. Petersburg, Fla., with offices in Los Angeles, San Diego, Concord and Sacramento, Calif.; Milwaukee; Bethesda and Rockville, Md.; Denver; New York; Winston-Salem, N.C.; and Bangalore, India, the company has more than 1,200 employees. Further information about the company is available at www.FADV.com.


Safe Harbor Statement
Certain statements made in this press release, including those relating to consolidation of corporate functions, consolidation in the Employment Screening Services division, the effects of consolidation on earnings, and the revenue derived from recent acquisitions, are forward looking. Risks and uncertainties exist that may cause results to differ materially from those set forth in these forward-looking statements. Factors that could cause the anticipated results to differ from those described in the forward-looking statements include: general volatility of the capital markets and the market price of the company's Class A common stock; the company's ability to successfully raise capital; the company's ability to integrate the businesses brought together in the June 5, 2003, merger with US SEARCH.com Inc. and the FAST division of The First American Corporation; the company's ability to identify and complete acquisitions and successfully integrate businesses it acquires; changes in applicable government regulations; the degree and nature of the company's competition; increases in the company's expenses; continued consolidation among the company's competitors and customers; unanticipated technological changes and requirements; and the company's ability to identify suppliers of quality and cost-effective data. The forward-looking statements speak only as of the date they are made. The company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.


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